EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                              CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-86377 and 333-58168) pertaining to the 1995 Stock Option Plan, the 1997 Stock Option Plan, the 2000 Stock Option plan and shares issuable upon the exercise of certain outstanding stock options granted outside the option plans of Genetronics Biomedical Ltd. and in the Registration Statements (Forms S-3 Nos. 333-55786 and 333-88427) of Genetronics Biomedical Ltd. and in the related prospectuses, of our report dated May 4, 2001 (except as to note 20 which is as of May 14, 2001), with respect to the consolidated financial statements and schedules of Genetronics Biomedical Ltd. included in the Annual Report (Form 10-K) for the year ended March 31, 2001.



Vancouver Canada,                                          /s/ Ernst & Young LLP
May 17, 2001                                               Chartered Accountants